UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  August 19, 2011

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	000-20202	38-1999511
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25505 West Twelve Mile Road		48034-8339
Southfield, Michigan
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   248-353-2700

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry Into a Material Definitive Agreement.

The information set forth below under Item 2.03 is hereby incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 19, 2011, Credit Acceptance Corporation, (the “Company”, “we”, “our”, or “us”) entered into a $75.0 million revolving secured warehouse facility with an institutional investor.  The parties to this transaction are the Company, as servicer and custodian, CAC Warehouse Funding LLC IV, as borrower, BMO Capital Markets Corp., as deal agent, Bank of Montreal, as lender and collateral agent, and Wells Fargo Bank, National Association, as backup servicer.

Under this facility, we will contribute loans to a wholly-owned special purpose entity (“SPE”) and the SPE may borrow up to the lesser of 80% of the net book value of the contributed loans or $75.0 million during the facility’s revolving period.  The facility will cease to revolve on February 19, 2014.  If the facility is not renewed prior to this date, and we and the SPE are in compliance with the terms and conditions of the agreement, any amounts outstanding will be repaid over time as the collections on the loans securing the facility are received.  We initially contributed loans having a net book value of $54.0 million to the SPE and the SPE borrowed $41.0 million under the facility.  The proceeds of the financing will be used by us to repay outstanding indebtedness.

Borrowings under the facility will bear interest at a rate equal to LIBOR plus 275 basis points with the LIBOR rate limited to a maximum of 5.50% by an interest rate cap agreement.

We will receive a servicing fee of 6.0% of the cash flows related to the underlying consumer loans.  The remaining 94.0%, less amounts due to dealer-partners for payments of dealer holdback, will be used to pay principal and interest on the notes as well as the ongoing costs of the financing.

The terms and conditions of this transaction are set forth in the agreements attached as Exhibits 4(f)(148) through 4(f)(151) to this Form 8-K which agreements are incorporated herein by reference.  The transaction is also summarized in a press release issued by the Company on August 19, 2011, which is attached as Exhibit 99.1 to this Form 8-K and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4(f)(148)	Loan and Security Agreement dated as of August 19, 2011 among the Company, CAC Warehouse Funding LLC IV, BMO Capital Markets Corp., Bank of Montreal and Wells Fargo Bank, National Association.

4(f)(149)	Backup Servicing Agreement dated as of August 19, 2011 among the Company, CAC Warehouse Funding LLC IV, Wells Fargo Bank, National Association, Bank of Montreal and BMO Capital Markets Corp..

4(f)(150)	Sale and Contribution Agreement dated as of August 19, 2011 between the Company and CAC Warehouse Funding LLC IV.

4(f)(151)
Amended and Restated Intercreditor Agreement dated August 19, 2011 among the Company, CAC Warehouse Funding Corporation II, CAC Warehouse Funding III, LLC, CAC Warehouse Funding LLC IV, Credit Acceptance Funding LLC 2010-1, Credit Acceptance Funding LLC 2009-1, Credit Acceptance Auto Loan Trust 2010-1, Credit Acceptance Auto Loan Trust 2009-1, Wells Fargo Bank, National Association, Fifth Third Bank, Bank of Montreal, and Comerica Bank.

  99.1                       Press Release dated August 19, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: August 24, 2011	By:	/s/ Douglas W. Busk
Douglas W. Busk
Senior Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
4(f)(148)	Loan and Security Agreement dated as of August 19, 2011 among the Company, CAC Warehouse Funding LLC IV, BMO Capital Markets Corp., Bank of Montreal and Wells Fargo Bank, National Association.
4(f)(149)	Backup Servicing Agreement dated as of August 19, 2011 among the Company, CAC Warehouse Funding LLC IV, Wells Fargo Bank, National Association, Bank of Montreal and BMO Capital Markets Corp..
4(f)(150)	Sale and Contribution Agreement dated as of August 19, 2011 between the Company and CAC Warehouse Funding LLC IV.
4(f)(151)
Amended and Restated Intercreditor Agreement dated August 19, 2011 among the Company, CAC Warehouse Funding Corporation II, CAC Warehouse Funding III, LLC, CAC Warehouse Funding LLC IV, Credit Acceptance Funding LLC 2010-1, Credit Acceptance Funding LLC 2009-1, Credit Acceptance Auto Loan Trust 2010-1, Credit Acceptance Auto Loan Trust 2009-1, Wells Fargo Bank, National Association, Fifth Third Bank, Bank of Montreal, and Comerica Bank.

99.1	Press Release dated August 19, 2011.